BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                            TELEPHONE: 212-839-5300
                             FACSMILE: 212-839-5599




                                                      April 27, 1999



Merrill Lynch Short-Term Global Income Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:


We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File Nos. 33-34476 and 811-6089) of our opinion dated June 19, 1990 filed on June 19, 1990 as an Exhibit to Pre-Effective Amendment No. 2 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                  Very truly yours,

                                                 /s/  Brown & Wood LLP